                                                                    EXHIBIT 10-N




                              EMPLOYMENT AGREEMENT


This Agreement is made as of November 3, 1994 between UNIMED Pharmaceuticals, Inc., a Delaware corporation with offices located at 2150 E. Lake Cook Road, Buffalo Grove, Illinois 60089 (the "Company") and Robert E. Dudley, PhD, residing at 47 W. Frost Avenue, Edison, NJ 08820 (the "Employee").

                                  WITNESSETH:

WHEREAS, the Company desires to employ Employee and retain his services, experience and abilities which it regards as important to its corporate growth and success; and

WHEREAS, Employee desires to accept such employment upon the terms and conditions hereinafter set forth;

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, it is agreed as follows:

1. Employment. The Company hereby employs the Employee and the Employee hereby accepts such employment under all of the terms and conditions of the Agreement. The Employee shall be an officer of the Company and shall hold the office of Vice President, Clinical & Regulatory Affairs, reporting to the President and Chief Executive Officer of the Company.

2. Term. Employee's employment under this Agreement shall begin December 12, 1994 (the "Employment Date") and shall continue until termination in accordance with terms hereof.\

3. Duties. During the term of this Agreement, Employee shall perform diligently all the duties of Vice President, Clinical & Regulatory Affairs consistent with the type of duties currently performed by the Employee and as set forth by the President of the Company. Such duties will be in compliance with the policies of the Board of Directors.

Employee shall devote all of his time and attention to the business of the Company during business hours normal for the position. The Employee agrees not to be directly or indirectly engaged in or concerned with any other duties or pursuits which interfere with performance of his duties except those duties or pursuits specifically authorized by the Board of Directors.

4. Compensation. In consideration of the services to be rendered by the Employee hereunder, the Company agrees to compensate and to provide benefits to Employee as follows:

     (a) Employee shall be paid a base salary of $140,000 per annum plus an annual automobile allowance of $7,200, one twenty-fourth of which amount shall be payable semi-monthly. Employee shall be entitled to bonuses based on a multiple of his annual salary, as may be determined by the Board of Directors in its sole discretion.

     (b) Employee shall be entitled to participate in and receive any other benefits customarily provided by the Company to senior management personnel, including any profit sharing, pension, 401(k), short and long term disability insurance, hospital, major medical insurance plans and group life insurance plans in accordance with the terms of such plan.

     (c) Employee shall be entitled to a vacation allowance of not less than four (4) weeks per annum.

5. Stock Options. Employee shall be granted at the next regular meeting of the Board of Directors following the employment date an option contract to purchase 60,000 of Company common stock subject to the terms and conditions of the Company's 1991 Stock Option Plan. Such option shares shall vest evenly over four years, 25% per year on each of the first four anniversaries of Employee's employment.

6. Expenses. From and after the hereof, the Company shall reimburse Employee for all reasonable expenses incurred in the performance of his duties hereunder on behalf of the Company. In addition, the Company will reimburse Employee for the following expenses incurred in connection with relocating from New Jersey to the Chicago area:

     (a)    Temporary living expenses for maximum of twelve (12) weeks.

     (b) Two (2) house-hunting trips and associated expenses for Employee and his family.

     (c) Travel, lodging and meals associated with the physical relocation of Employee and family.

     (d) The cost of moving household goods and one automobile from New Jersey to Employee's new residence in Illinois. Should storage of such goods be required prior to occupancy of new residence, such fees will be paid by Company for up to 12 weeks.

     (e) The sales commission and other closing costs related to the sale of Employee's New Jersey residence and purchase of Illinois residence.

     (f) Expenses for the additional out-of-pocket federal and state tax liability (including any tax liability resulting from reimbursement pursuant to this sentence) incurred by Employee to the extent such expenses are not deductible by Employee for income tax purposes.

7. Loan. If requested by Employee, the Company shall provide an interest bearing loan, at the rate of the then applicable prime interest rate plus one percent of up to $50,000 to facilitate relocation of the Employee from New Jersey to Illinois. Such a loan must be repaid within six (6) months after Employee closes on his new residence in Illinois, provided however, that the loan repayment will become due and payable immediately upon termination of employment.

8. Relocation. Employee agrees to relocate to the Chicago area as soon as possible upon signing Agreement. Should employment commence prior to relocation, Employee agrees to spend that number of days each week at Company offices as directed by the President of Company. Employee shall not be relocated from the Chicago area without Employee's written consent. Employee's consent shall not be unreasonably refused.

9. Termination. Notwithstanding any other provision of this Agreement, the Company may terminate this Agreement as follows:

     (a) For cause, immediately upon written notice, which shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for such termination (or oral notice followed by written confirmation sent within seven days thereafter) to Employee if the Board of Directors or the President of the Company shall have determined that Employee (A) has been guilty of gross misconduct or dishonesty in the performance of his duties to the Company; (B) has committed a material breach of any provision of this Agreement, specifically including the non-competition and confidentiality provisions of this Agreement as set forth in Section 10 hereof; (C) has committed any other material act or omission which impairs his ability to perform substantially all of his duties (provided, however, that cause for purposes of this subsection will not be deemed to include any type of illness, disability or incapacity which otherwise would be covered in subsection 9(c)(iii) if the same were to continue for a continuous period exceeding six (6) months), or which impairs the Company's ability to conduct its business in the usual manner or has otherwise failed to perform his duties as Vice President, Clinical & Regulatory Affairs to the satisfaction of the Board of Directors or the President of the Company and, following thirty (30) days notice to Employee, Employee has failed to correct such problem described in this subsection (C) to the satisfaction of the Board of Directors or the President of the Company.

     (b) Immediately upon 30 day written notice (or oral notice followed by written confirmation sent within seven days thereafter) to Employee from the President or Board of Directors of the Company at any time, without cause, provide that Employee shall receive (A) his then current base salary and benefits for nine (9) months after such termination (unless Employee becomes otherwise employed within such a period as an owner, employee or consultant on a full or part-time basis, provided that the amount of compensation received by Employee is at least two- thirds of the then monthly base salary).

     (c) For incapacity, immediately upon written notice to Employee, if the Board of Directors or the President of the Company shall have determined that Employee has been unable due to illness, disability or incapacity to perform the services required hereunder for a continuous period exceeding six (6) months (provided that Employee will be paid his then current base salary during the first three months of any such incapacity, and for the remaining term of such incapacity, Employee will receive benefits under his long term disability insurance policy with the Company, throughout the entire six month period, the

     Company will continue to provide all benefits hereunder other than base salary on the same terms as if Employee had not been incapacitated).

Notwithstanding any other provision of this Agreement, Employee may terminate this Agreement at any time upon providing thirty (30) days prior written notice to the Company, in which event the Company shall not be obligated to provide any benefits after the effective date of such termination. The death of the Employee shall automatically terminate this Agreement. In such event, Company will pay to Employee's estate all accrued unpaid salary.

10.  Covenant Not to Compete/Confidentiality/Inventions/Discoveries.

     (a) During the term hereof, Employee agrees that he shall not, without written authorization of the Board of Directors of the Company, directly or indirectly, engage, individually or as an officer, director, employee, consultant, advisor, partner, or as a controlling stockholder or other proprietor of any entity in the business of development, production, distribution or sale of any products or services competitive with those manufactured or sold by the Company.

     (b) During the term hereof and after termination of this Agreement, Employee shall not, without written authorization by the Board of Directors of the Company, publish or disclose any confidential information or trade secrets relating to the business of the Company.

     (c) In the event of a breach or threatened breach of either of the foregoing subsections, the Company shall be entitled to an injunction restraining Employee from such breach. Nothing herein shall be construed as prohibiting the Company from pursuing any other remedy for such breach.

     (d) Employee shall promptly and fully disclose to the Company, and with all necessary detail for a complete understanding of the same, all developments, know-how, discoveries, inventions, improvements, concepts, ideas, writings, formulae, processes and methods of a financial or other nature (whether copyrightable, patentable or otherwise) made, received, conceived, acquired or written during working hours, or otherwise, by Employee (whether or not at the request or upon the suggestion of the Company) during the period of his employment with,k or rendering of advisory or consulting services to, the Company or any of its subsidiaries, solely or jointly with others, in or relating to any activities of the Company or its subsidiaries known to him as a consequence of his employment or the rendering of advisory and consulting services hereunder (collectively the "Subject Matter").

     (c) Employee hereby assigns and transfers, and agrees to assign and transfer, to the Company, all his rights, title and interest in and to the Subject Matter, and Employee further agrees to deliver to the Company any and all drawings, notes, specifications and data relating to the Subject Matter, and to execute, acknowledge and deliver all such further papers, including applications for copyrights or patents, as may be necessary to obtain copyrights and patents for any thereof in any and all countries and to vest title thereto to the Company.

     (f) Employee shall assist the Company in obtaining such copyrights or patents during the term of this Agreement, and any time thereafter on reasonable notice and at mutually convenient time, and Employee agrees to testify in any prosecution or litigation involving any of the Subject Matter, provided however, that Employee shall be compensated in a timely manner at the rate of $75.00 per hour, plus out-of-pocket expenses incurred in rendering such assistance or giving or preparing to give such testimony if it is required after termination of his employment hereunder.

11. Successors. This Agreement shall be binding upon the successors and assigns of the Company.

12.  Miscellaneous.

     (a) All notices, requests, demands and other communications which are required or permitted hereunder shall be in writing and shall be deemed to have been duly given when delivered personally or when mailed by registered or certified mail, postage prepaid, return receipt requested, sent to the address given above or to such address as either party may hereafter designate by written notice to the party in accordance herewith.

     (b) This Agreement shall be governed and construed in accordance with the laws of the State of Illinois without regard to principles of choice of law.

     (c) This Agreement supersedes any and all oral or written agreements heretofore made relating to the subject matter hereof and constitutes the entire agreement of the parties relating to the subject matter hereof.

     (d) The invalidity, illegality or unenforceability of any provision of this Agreement shall not in any way affect, impair or render unenforceable any other provision hereof, all of which shall remain in effect in full force and effect.

     (e) This Agreement may not be amended or modified in any manner except by an instrument in writing signed by each of the parties hereto.

IN WITNESS WHEREOF, each of the parties hereto has executed or caused this agreement to be executed on its behalf as of the day and year first above written.


UNIMED PHARMACEUTICALS, INC.


By:  /s/  David E. Riggs                               11/4/94
    --------------------------------                --------------
          Name/Title                                    Date


EMPLOYEE


By:  /s/  Robert E. Dudley                            11/3/94
    --------------------------------                --------------
         Robert E. Dudley, PhD                          Date